UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2018

INVENTRUST PROPERTIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3025 Highland Parkway
Downers Grove, Illinois 60515
(Address of Principal Executive Offices)
(855) 377-0510
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 9, 2018, InvenTrust Properties Corp. (the “Company”) announced that the Company’s board of directors (the “Board”) has appointed Amanda Black as a director of the Board, effective immediately.

Ms. Black, 42, currently serves as a Managing Director and Portfolio Manager of Northwood Securities (“NWS”), where she oversees all North American investments for the firm as portfolio manager for global and domestic real estate mutual funds and separate accounts. Prior to joining NWS in 2014, Ms. Black served as a Senior Vice President and Portfolio Manager at Ascent Investment Advisors from 2011 to 2014, where she co-managed a global REIT mutual fund and hedge fund. She has eighteen years of experience as an investor across a diverse set of investment firms and strategies with a specialization in real estate. Ms. Black holds an MBA from Saint Louis University and a B.S. from Southern Illinois University. She was a licensed CPA from 2001 to approximately 2004 and earned her CFA designation in 2005.

In connection with her appointment as director, Ms. Black is entitled to compensation under the Company’s Director Compensation Program (the “Program”). Under the Program, Ms. Black will receive an annual retainer for her service as a director of $65,000, paid quarterly in arrears, beginning with payment for the fourth quarter of 2018. In addition, Ms. Black will receive an annual grant of restricted stock units with a value of $110,000 and a tandem dividend equivalent award at the same time as the other eligible directors under the Program. Each annual grant vests in full on the earlier of (i) the date of the first annual meeting of the Company’s stockholders following the grant date or (ii) the first anniversary of the grant date, subject to the director’s continued service on the vesting date. The foregoing description is qualified in its entirety by the terms of the Program. In connection with her appointment, the Board also approved an award of 17,515 additional restricted stock units and dividend equivalents to Ms. Black in respect of her service as a director through the date of the Company’s next annual meeting. The award will vest on the date of such annual meeting, subject to Ms. Black’s continued service on the vesting date.

There are no arrangements or understandings between Ms. Black and any other person pursuant to which Ms. Black was appointed as a director. There are no transactions involving Ms. Black that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of InvenTrust Properties Corp. dated August 9, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENTRUST PROPERTIES CORP.

Date: August 9, 2018	By:	/s/ Christy L. David
	Name:	Christy L. David
	Title:	Executive Vice President, General Counsel & Secretary